See Reverse Side for Restrictive Legends

Incorporated under the Laws of the State of Delaware

NUMBER ***

SHARES ***

JOURNEY MEDICAL CORPORATION

This Certifies that SPECIMEN is the registered holder of ______ Shares of the Common Stock of the above Corporation

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 20___

Claude Maraoui, President

Robyn Hunter, Secretary